UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.___)

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ProUroCare Medical Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ProUroCare Medical Inc.

6440 Flying Cloud Dr., Suite 101

Eden Prairie, MN 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 22, 2013

TO THE STOCKHOLDERS OF PROUROCARE MEDICAL INC.:

ProUroCare Medical Inc. will hold its Annual Meeting of Stockholders at the offices of Fredrikson & Byron, 4000 Pillsbury Center, 200 South Sixth Street, Minneapolis, Minnesota, 55402, on Monday, August 22, 2013 at 3:30 p.m. local time, or at any adjournment or adjournments thereof. We are holding the meeting for the following purposes:

1.	To elect four directors to our Board of Directors,

2.	To ratify the Audit Committee’s selection of our independent registered public accounting firm for fiscal 2013; and

3.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Holders of record of our common stock at the close of business on June 28, 2013 will be entitled to vote at the meeting or any adjournments thereof. Election of directors requires the affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Adoption of each of our other proposals requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting.

In addition to the proxy statement, proxy card and voting instructions, a copy of our 2012 Annual Report is enclosed.

You can vote your shares by completing and returning a proxy card. Most stockholders can also vote by email or fax. You can help us save money by voting by email or by fax. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed proxy statement.

By Order of the Board of Directors,

/s/ Alan Shuler

ALAN G. SHULER
Secretary

July 25, 2013

PROUROCARE MEDICAL INC.

6440 Flying Cloud Dr., Suite 101

Eden Prairie, MN 55344

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON August 22, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ProUroCare Medical Inc. (“ProUroCare,” the “Company,” “we,” “our” or “us”) to be used at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Fredrikson & Byron, 4000 Pillsbury Center, 200 South Sixth Street, Minneapolis, Minnesota, 55402 at 3:30 p.m. local time on August 22, 2013, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of FOUR directors to our Board of Directors;

2.	Ratification of the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm for fiscal 2013; and

3.	The transaction of any other business as may properly come before the meeting or any adjournments thereof.

This Proxy Statement and the enclosed proxy card are first being mailed or delivered to stockholders on or about July 25, 2013.

Proxies

Only holders of record of our common stock at the close of business on June 28, 2013 (the “Record Date”) will be entitled to vote at the Annual Meeting or any adjournments thereof. There were 18,396,219 shares of our common stock outstanding on the Record Date. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for ratification and approval of each of the nominees for director. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for ratification and approval of each of (i) the appointment of Baker Tilly as independent registered public accounting firm for fiscal 2013 and (ii) the approval of any other matters to be considered at the Annual Meeting. For purposes of the vote on the proposals listed above or any other matters to be considered at the Annual Meeting, abstentions will be counted as votes entitled to be cast on these matters and will have the effect of a vote against such matters. If you hold your shares in street name and do not provide voting instructions to your broker, they will be counted as present at the meeting for the purpose of determining a quorum, but those shares are considered to be "uninstructed." New York Stock Exchange (“NYSE”) rules determine the circumstances under which member brokers of the NYSE may exercise discretion to vote "uninstructed" shares held by them on behalf of their clients who are street name holders. The applicable NYSE rules permit brokers to exercise discretion to vote uninstructed shares with respect to the proposal to ratify the appointment of Baker Tilly as our independent registered public accounting firm for fiscal 2013.

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Each stockholder who signs and returns a proxy card in the form enclosed with this Proxy Statement may revoke the proxy at any time prior to its use by giving notice of such revocation to our Secretary in writing, in open meeting or by executing and delivering a new proxy card to our Secretary. Unless so revoked, the shares represented by each proxy card will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a stockholder who has signed a proxy does not alone revoke that proxy.

All shares entitled to vote and represented by properly completed proxies received prior to this meeting and not revoked at the meeting will be voted at the meeting in accordance with your indications. If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board of Directors recommends. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

The Board of Directors unanimously recommends that you vote “FOR” the election of four director nominees named in this Proxy Statement and “FOR” the ratification of Baker Tilly as our independent registered public accounting firm for fiscal 2013.

While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

Voting Procedures

You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

• To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

• To vote using the enclosed proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided or return your card by fax or email to Julie Felix, Interwest Transfer Co., Inc. 801-277-3147 (fax) or Julie@interwesttc.com. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Simply complete and mail the voting instruction form as instructed by your broker, bank or other agent to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a legal proxy form. You may also request a legal proxy at www.shareholdermaterial.com/pumd.

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Cost of Proxy Distribution and Solicitation

Our Board of Directors has sent you this Proxy Statement. The Company will bear the cost of preparing, assembling and mailing the proxy statement, proxy card, 2012 Annual Report and other material that was sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter. No additional compensation will be paid for such employee solicitation.

Annual Report

An Annual Report of the Company setting forth the Company’s activities and containing financial statements of the Company for the fiscal year ended December 31, 2012 accompanies this Notice of Annual Meeting and Proxy Statement. Stockholders may receive, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including financial statements schedules and amendments thereto, as filed with the Securities and Exchange Commission (the “SEC”), by writing to: ProUroCare Medical Inc., 6440 Flying Cloud Dr., Suite 101, Eden Prairie, MN 55344, Attention: Chief Financial Officer, or by calling the Company at (952) 698-1161.

Corporate Governance

Director Independence

Each of Messrs. Rudelius and Smith qualifies as an “independent director,” as such term is defined in Section 5000(a)(19) of the Nasdaq listing rules. As an executive officer of the Company, Mr. Myrum does not qualify as an “independent director.” In addition, our Board has determined that due to his beneficial ownership of our securities, Mr. Davis does not qualify as an “independent director.”

Attendance at Meetings

In addition to committee meetings, during fiscal 2012, the Board held seven meetings. Each director attended more than 85 percent of the meetings of the Board and its committees on which the director served. It is the Company’s policy that all Board members be in attendance at the Annual Meeting of Stockholders. All Board members were in attendance at the 2012 Annual Meeting.

Code of Ethics

We have adopted a Code of Ethics that apply to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A current copy of the Code of Ethics is available on our website at http://www.prourocare.com under the heading “Investors” and subheading “Corporate Governance,” and we intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Ethics applicable to our directors or executive officers that would otherwise be required to be disclosed under the SEC rules or, to the extent permitted, the Nasdaq rules. A current copy of the Code of Ethics may also be obtained, without charge, upon written request directed to us at: ProUroCare Medical Inc., 6440 Flying Cloud Dr., Suite 101, Eden Prairie, MN 55344.

Board Leadership Structure

The Board believes it is important to maintain flexibility in its board leadership structure and, therefore, has not mandated either the combination or separation of the positions of Chairman of the Board and Chief Executive Officer ("CEO"). Given the demanding nature of the Chairman and CEO positions, the Board believes that it is appropriate to have two different persons occupying each role. Stan Myrum is our current CEO and James Davis is our current Chairman of the Board.

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Board Committees

The Board of Directors has three standing committees:

•	The Governance and Nominating Committee, the members of which were Robert Rudelius (Chair), Lawrence Getlin, and Michael Chambers during 2012 and since April 17, 2013 are Scott Smith and Robert Rudelius (Chair).

•	The Compensation Committee, the members of which were David Koenig (Chair), James Davis and Scott Smith during 2012 and since April 17, 2013 are James Davis (Chair) and Robert Rudelius.

•	The Audit Committee, the members of which were Scott Smith (Chair) and Robert Rudelius during 2012 and since April 17, 2013 consists of only Mr. Smith.

Each committee has a charter governing their duties and obligations to the full Board and our stockholders that was approved by our Board of Directors, a current copy of which is available on our website at www.prourocare.com under the heading “Investors” and subheading “Corporate Governance.” The members of each of these committees qualify as “independent directors,” except for Mr. Davis.

Board Involvement in Risk Oversight

The Company's management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company's risk exposures on a day-to-day basis. The Board's responsibility is to monitor the Company's risk management processes concerning the Company's material risks and evaluating whether management has reasonable controls in place to address the material risks. The Board has played, and continues to play, a very active role in providing on-going oversight to management in identifying and managing the material risks the Company faces.

While the Board periodically reviews and discusses the overall risks the Company faces, as well as risk management and mitigation in the context of specific plans or projects being proposed or implemented, the Board also exercises its overall responsibility for risk oversight through its committees. The Audit Committee of the Board is primarily responsible for overseeing management's processes for managing financial and operational risk in the Company. The Audit Committee also has primary responsibility at the Board level with respect to overseeing the management of risks relating to the reliability of our financial reporting processes and system of internal controls. In connection with that responsibility, the Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee meets with management and the independent auditor to review and discuss the annual audited and quarterly unaudited financial statements and reviews the integrity of our accounting and financial reporting processes and audits of our financial statements.

Similarly, the Compensation Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with our compensation programs, policies and practices with respect to both executive compensation, non-employee director compensation, and compensation generally. The Governance and Nominating Committee of the Board oversees risks associated within its areas of responsibility and periodically analyzes corporate governance practices in order to assist the Board in its risk oversight activities.

We believe that the Board's role in risk oversight of the Company is consistent with the Company's leadership structure and stage of development, with the Board and its committees working closely with the officers of the Company to provide oversight in assessing and managing the Company's risk exposure.

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Governance and Nominating Committee

Our Governance and Nominating Committee’s responsibilities include:

-	assessing the adequacy of the Company’s governance policies and proposing to the Board any amendments thereto as the Committee deems necessary or appropriate;

-	investigating any potential conflict of interest between a director, executive officer or employee of the Company, on the one hand, and the Company, on the other;

-	leading the development of best practices regarding corporate governance and shaping the corporate governance of the Company;

-	establishing, at the request of the Board, the Company’s policy on Board diversity;

-	providing risk oversight, in conjunction and consultation with the Audit Committee;

-	recommending a Board size and composition that the Committee determines is best suited to fulfilling the Board’s responsibilities;

-	identifying individuals believed to be qualified to become Board members in accordance with the nominating criteria set forth under the caption “Director Nominations” and recommending to the Board the nominees to stand for election as directors at the Annual Meeting of stockholders or, if applicable, at a special meeting of stockholders;

-	evaluating nominees for director appropriately recommended by stockholders;.

-	leading the Board in conducting its annual review of the Board’s performance; and

-	assisting the Board in determining director independence under applicable laws, rules and regulations.

-	review and recommend to the Board with regard to the Corporation’s governing documents, including but not limited to certificate of incorporation, bylaws or stockholder rights plan issues.

Our Governance and Nominating Committee is authorized to retain advisors and consultants, and to compensate them for their services.

Our Governance and Nominating Committee met two times during 2012.

Compensation Committee

Our Compensation Committee’s responsibilities include:

-	periodically reviewing the Company’s compensation philosophy and the design of its compensation programs to ensure competitiveness, attract and retain talented management and Directors, and align motivation and interests of key leadership with long-term interests of the shareholders;

-	establishing, administering, overseeing, and approving amendments to, and managing the costs of, the Company’s incentive compensation plans, deferred compensation plans, retirement plans, and stock-based compensation plans and recommend to the Board the adoption of new stock plans as the Committee determines;

-	recommending to the Board a compensation and benefits package, including awards under the Stock Plans, if applicable, that will attract and retain qualified Directors and Executive Officers;

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-	establishing and reviewing the CEO’s management objectives, conducting the CEO’s performance evaluation and communicating outcomes to the Board;

-	reviewing and approving, for the CEO and the other executive officers and senior managers of the Company, when and if appropriate, employment agreements, severance agreements, change in control provisions/agreements and any severance or similar termination payments proposed to be made to any current or former executive officer of the Company; and

-	in consultation with senior management, overseeing regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility.

Our Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain and terminate counsel, compensation consultants and other experts or consultants and specify the duties and responsibilities they are to perform, upon unanimous vote by the members of the Committee.

Our Compensation Committee met six times during 2012.

Audit Committee

Our Audit Committee’s responsibilities include:

-	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

-	overseeing the work of our independent registered public accounting firm, including reviewing certain reports required to be made by the independent registered public accounting firm;

-	overseeing the work of our internal auditor, including approving the internal audit annual plan submitted by the internal auditor;

-	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

-	monitoring our internal control over financial reporting, disclosure controls and procedures, code of business conduct and code of ethics; and

-	meeting independently with our internal auditing staff, the independent registered public accounting firm and management.

Our Audit Committee is authorized to retain independent legal, accounting and other advisors, and compensate them for their services.

Our Board of Directors has established a one-member Audit Committee that currently consists of Mr. Smith. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.prourocare.com under the heading “Investors” and subheading “Corporate Governance.”

The Board of Directors has determined that Mr. Smith is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act. Mr. Smith was an Audit Partner for Arthur Andersen and is a Certified Public Accountant and a Certified Management Accountant. Mr. Smith qualifies as an “independent director,” as such term is defined in Section 5000(a)(19) of the Nasdaq listing standards. Our Audit Committee met 10 times during 2012.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2012 with management and with Baker Tilly, the Company’s independent registered accounting firm. The Audit Committee has also discussed with Baker Tilly the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee received the written disclosures and letter from Baker Tilly, required by applicable requirements of the Public Company Accounting Oversight Board, regarding Baker Tilly’s communications with the Audit Committee concerning independence and has discussed with Baker Tilly its independence. In addition to the information provided by Baker Tilly, the Audit Committee considered the level of non-audit services provided by Baker Tilly in determining that they were independent.

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Based on the Audit Committee’s review of the audited financial statements and the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the members of the Audit Committee:

Scott E. Smith (Chair)

Director Nominations

The process followed by our Governance and Nominating Committee to identify and evaluate director candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our Governance and Nominating Committee and our Board of Directors.

In considering whether to recommend any particular candidate for inclusion in our Board of Directors’ slate of recommended director nominees, our Governance and Nominating Committee considers the criteria set forth in our Governance and Nominating Committee Charter, which is available on our website under the heading “Investors” and subheading “Corporate Governance.” These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, commitment to participate as a director and conflicts of interest that would impair such candidate’s ability to act in the interests of all stockholders. Our Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. While there is no specific policy concerning Board diversity, qualified candidates are considered without regard to race, color, religion, sex, ancestry, national origin or disability. Our Governance and Nominating Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to our Governance and Nominating Committee for consideration as potential director candidates by submitting the name, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5 percent of our common stock for at least a year as of the date the recommendation is made, to the Governance and Nominating Committee, ProUroCare Medical Inc., 6440 Flying Cloud Dr., Suite 101, Eden Prairie, MN 55344.

Assuming that appropriate biographical and background material has been provided on a timely basis, our Governance and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process and considering the same criteria, as it follows for candidates submitted by others. If our Board of Directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next Annual Meeting.

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No candidates for director nominations were submitted by stockholders in connection with the 2012 Annual Meeting.

Stockholder Communications with Directors

Our Board has established several means for stockholders and others to communicate with our Board of Directors. If a stockholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Audit Committee, Mr. Smith, in care of our Secretary at 6440 Flying Cloud Dr., Suite 101, Eden Prairie, MN 55344. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Governance and Nominating Committee, Mr. Rudelius, in care of our Secretary at the address listed above. If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of our Secretary at the address listed above. All stockholder communications will be forwarded to the applicable director(s).

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Security Ownership of Certain Beneficial Owners and Management

The Company had 18,396,219 shares outstanding on June 28, 2013; the record date for the annual meeting. The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days of June 28, 2013. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 6440 Flying Cloud Drive, Suite 101, Eden Prairie, MN 55344.

Name	Shares Beneficially Owned	Percent of Class
James L. Davis (1)	5,277,702	25.8
Stanton D. Myrum (2)	171,000	*
Robert J. Rudelius(3)	363,496	2.0
Scott E. Smith(4)	394,549	2.1
Alan G. Shuler	11,424	*
All directors and officers as a group (5 total)(5)	6,318,171	29.3
William S. Reiling(6)	2,225,539	11.4
Seaside 88, LP	1,382,900	7.5
Jack Petersen(7)	1,264,810	6.6
Armen Sarvazyan(8)	1,008,264	5.5

___________________

*Less than one percent.

(1)	Includes: 2,687,364 shares, options to purchase 78,644 shares, warrants to purchase 2,091,940 shares, and debt that is convertible into 292,308 shares. Shares beneficially owned include shares and currently exercisable warrants held by Davis & Associates Inc., 401K PSP, of which Mr. Davis has sole voting power. Includes direct holdings of 36,178 shares, currently exercisable options to purchase 31,193 shares, and debt that is currently convertible into 123,959 shares.

(2)	Includes a warrant to purchase 150,000 shares.

(3)	Includes currently exercisable warrants to purchase 74,742 shares and options to purchase 123,520 shares.

(4)	Includes warrants to purchase 81,706 shares, options to purchase 120,270 shares, and debt that is currently convertible into 19,231 shares.

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(5)	Includes Messrs. Davis, Myrum, Rudelius, Smith and Shuler.

(6)	Includes warrants to purchase 955,612 shares and debt convertible into 153,847 shares

(7)	Includes warrants to purchase 307,692 shares and debt convertible into 338,462 shares.

(8)	Includes direct holdings of 867,878 shares of common stock. Also includes 122,386 shares of common stock and currently exercisable warrants to purchase 18,000 shares of common stock held by Artann Laboratories Inc., of which Dr. Sarvazyan is an officer and minority owner. The address of Dr. Sarvazyan is 1753 Linvale Harbourton Rd., Lambertville, NJ 08530.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require our directors, executive officers and holders of more than 10% of our common stock to file reports of stock ownership and changes in ownership with the Securities and Exchange Commission. Based on the Section 16 reports filed by our directors, executive officers and greater than 10% beneficial owners and written representations of our directors and executive officers, we believe there were no late or inaccurate filings for transactions occurring during 2012.

Certain Relationships and Related Transactions

On February 8, 2011, we issued 70,632 shares to Jack Petersen, a beneficial owner of greater than five percent of our common stock, as consideration and for interest earned through that date pursuant to the terms of his $300,000 promissory note and consideration agreement with the Company.

Between June 29, 2011 and December 9, 2011, the Company held closings on a private placement of convertible debt. Related party participation in the closings included directors James Davis ($150,000) and Lawrence Getlin ($25,000), the spouse of director Scott Smith ($25,000), William Reiling, a beneficial owner of greater than five percent of the Company’s common stock ($100,000) and Mr. Petersen ($50,000). The notes bear interest at 10% per annum payable on the maturity date, mature on September 20, 2013, and the principal and accrued interest are convertible into shares of our common stock at a conversion price of $1.30 per share.

We provide consideration in the form of shares of our common stock to Mr. Reiling and Mr. Davis, as guarantors of a secured bank loan (see Note 10(a) to the Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2012 for the material terms of the secured bank loan). During the years ended December 31, 2012 and 2011, each guarantor earned 256,035 and 190,919 shares under these consideration arrangements valued at $257,975 and $217,117, respectively. On March 30, 2012, each guarantor purchased $100,000 of our secured notes to facilitate a second $200,000 principal reduction. The notes mature on March 31, 2014, earn interest at 10% per year, are collateralized by a subordinated interest in all of our assets, and the principal and accrued interest thereon are convertible into our common stock at $1.30 per share.

On December 1, 2011, we issued a total of $42,558 in convertible notes to our directors in settlement of cash advances they made to us between August 1, 2012 and December 1, 2012. On December 28, 2012, $29,658 of the convertible notes together with $3,941 of accrued interest was converted into 30,544 shares of our common stock under the original terms of the note, and $6,500 of the notes were repaid in cash.

During the years ended December 31, 2012 and 2011, director David Koenig performed consulting services for us valued at $48,000and $42,000, respectively. We paid $25,000 and $30,000 of the consulting fees in cash and issued 19,000 and 11,112 shares of common stock to Mr. Koenig in lieu of cash for $19,000 and $12,000 of fees, respectively, during the same periods.

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During the years ended December 31, 2012 and 2011, Mr. Getlin performed regulatory consulting services valued at $35,250 and $33,700, respectively. We paid $0 and $4,200 of the consulting fees in cash and issued 17,950 and 23,182 shares of common stock to Mr. Getlin in lieu of cash for $17,950 and $25,500 of consulting fees, respectively, during the same periods. Mr. Getlin received $2,700 of convertible notes in lieu of cash for consulting fees during the year ended December 31, 2011.

On September 26, 2012, we borrowed $150,000 from Jeanne Rudelius, a sister of Director Robert Rudelius, pursuant to a secured promissory note. On October 29, 2012, we borrowed an additional $100,000 from Ms. Rudelius. The notes matured on December 26, 2012, and are secured by a subordinated security interest in all Company assets. In lieu of interest or any other consideration, we issued a total of 50,000 shares of common stock to Ms. Rudelius.

During the year ended December 31, 2012, Mr. Rudelius performed consulting services valued at $60,000. Consulting fees of $54,000 were payable as of December 31, 2012.

We issued an aggregate of 101,016 and 100,187 shares of our common stock to our directors as payment for $79,500 and $88,000 of directors’ fees during the years ended December 31, 2012 and 2011, respectively.

Election of Directors

(Proposal ONE)

The Board of Directors currently consists of four directors, each of whom has been nominated by the Board of Directors for re-election by the stockholders. If re-elected, each nominee has consented to serve as a director of the Company and to hold office until the next Annual Meeting of Stockholders or until his or her successor is elected and shall have qualified. The number of director seats on the Board of Directors has been fixed at four. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends that you vote FOR the election of the four nominated directors.  Proxies will be voted FOR the election of the four nominees unless otherwise specified.

If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Name	Age	Position
Stanton D. Myrum	63	Interim Chief Executive Officer and Director

James L. Davis	68	Chairman of the Board

Robert J. Rudelius	57	Director

Scott E. Smith	57	Director

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Stanton D. Myrum, Interim Chief Executive Officer and Director

Interim Chief Executive Officer and Director since April 17, 2013. Mr. Myrum brings to ProUroCare over 30 years of medical device experience with Medtronic, Inc. where he provided executive leadership in Operations, Supply Chain, Quality, Regulatory, Clinical and Product Development. In addition, he was Vice President of Operations and Technology for Europe, Middle East and Africa for six years based in Tolochenaz Switzerland. Since his retirement from Medtronic in 2007 Stan has been performing consulting services for medical device start-up companies as well as conducting due diligence for medium to large venture capital and medical device companies including serving as a consultant for ProUroCare since April 2012.

James L. Davis, Chairman of the Board

A director since 2010 and Chairman since April 17, 2013. Mr. Davis is the President of Davis & Associates, Inc. which he founded more than 30 years ago. Davis & Associates represents the leading edge lighting and controls manufacturers, providing lighting and controls solutions for customers in the upper Midwest. Mr. Davis is a member of the board of directors of Cachet Financial Solutions, a leading provider of remote deposit capture (RDC) solutions for financial institutions and their customers. Mr. Davis is a member of the Compensation Committee.  Mr. Davis brings to the Board extensive experience as a successful independent business owner and an active investor in entrepreneurial companies. He has served as Director on both private and public company Boards over the last 20 years.

Robert J. Rudelius, Vice Chairman

A director since 2007 and Vice Chairman since April 17, 2013. Since 2001, Mr. Rudelius has been the Managing Director and CEO of Noble Ventures, LLC, a company he founded, providing advising and consulting services to early to mid-stage companies in the information technology, renewable energy and loyalty marketing fields. Robert has over 25 years of management consulting and business leadership experience. He is a founder of several business ventures, including Media DVX, Noble Logistics and Rovrr. Robert was President/COO of Control Data Systems, led McKinsey & Company’s UK and Japan IT practices and was a founding Managing Partner of AT&T Solutions. Mr. Rudelius is currently a member of the board of directors of Axogen Inc., a regenerative medicine company focused on the science, development and commercialization of technologies for peripheral nerve regeneration and reconstruction. Mr. Rudelius is the Chairman of the Governance and Nominating Committee. Mr. Rudelius' experience launching several new ventures combined with 25 years of experience leading information technology companies and consulting on IT/systems matters for global companies provides a valued perspective to the Board.

Scott E. Smith, Director

A director since 2006. Mr. Smith currently serves as the Managing Director for Critical Insights, a consulting firm focused on the Private Equity industry. From 2010 to 2012 Mr. Smith served as the Market Leader for Accretive Solutions, a consulting & professional services firm specializing in the areas of internal audit, accounting and finance, corporate tax, and technology process and controls; providing consulting, co-sourcing, out-sourcing, and project management solutions. From 2010 to 2011, Mr. Smith was a director of TableTrac, Inc. He was previously employed by F-2 Intelligence Group (“F2”), a company engaged in providing critical insights to multinational corporations and private equity clients on a broad range of strategic issues. From 2004 to 2009, Mr. Smith served as F2’s Regional Director of Sales for Private Equity, where he advised private equity firms on market and competitive intelligence issues. Prior to joining F2, Mr. Smith was employed by Arthur Andersen for 23 years and served the last 10 years as an audit partner. Mr. Smith is a Certified Public Accountant and a Certified Management Accountant. Mr. Smith is Chairman of the Audit Committee.  We believe Mr. Smith’s expertise gained through 23 years of experience in public accounting (including 10 years as an audit partner at Arthur Andersen) is invaluable to the Company. Mr. Smith provides leadership and guidance on the Company’s accounting and financial reporting issues.

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There are no family relationships among our executive officers or directors. The number of seats on the Board of Directors has been fixed by the Board of Directors at four.

Director Compensation

Each of our non-employee directors earns $10,000 per year for services to the Company. Beginning January 1, 2013, the non-employee Chairperson of the Board will earn $20,000 per year. The chairpersons of our Compensation and Governance and Nominating Committees receive $750 per committee meeting up to a maximum of $3,000 per year. Non-chair committee members of those committees receive $500 per meeting, up to an annual maximum of $2,000. The chairperson of the Audit Committee receives $750 per committee meeting, up to a maximum of $6,000 per year, while other members of the Audit Committee receive $500 per meeting up to a maximum of $4,000 per year.

In addition, non-employee directors receive non-qualified stock options upon election or appointment to the Board of Directors, and annually thereafter upon re-election to the Board of Directors by the Company’s shareholders, to purchase 25,000 shares of common stock, with an exercise price based on the then current stock price. Beginning January 1, 2013, the non-employee Chairperson of the Board will receive 50,000 stock options annually.

On October 30, 2012, the Company granted 18,750 non-qualified stock options to Dr. Barrett upon his appointment to the Board of Directors. The options vest ratably over nine months of service and are exercisable for a period of seven years at an exercise price of $0.50 per share. On August 9, 2012, the Company issued 25,000 non-qualified stock options to each of Messrs. Barrett, Chambers, Davis, Getlin, Koenig, Smith and Rudelius upon their re-election to Board of Directors by the Company’s shareholders. The options vest ratably over one year of service, expire seven years from the date of issuance and are exercisable at $0.60 per share.

Directors are reimbursed for travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

The table below sets forth director compensation earned during 2012:

Name	Fees Earned (8)	Option Awards(9)	All Other Compensation (10)	Total
David Barrett, M.D. (1).	$1,667	$7,125	$0	$8,792
Michael Chambers (2)	$11,500	$11,500	$0	$23,000
James Davis (3)	$12,000	$11,500	$0	$23,500
Lawrence Getlin (4)	$11,000	$11,500	$35,250	$57,750
David. F. Koenig (5)	$11,333	$11,500	$48,000	$70,833
Scott Smith (6)	$18,000	$11,500	$0	$29,500
Robert Rudelius (7)	$14,000	$11,500	$60,000	$85,500

_________________

(1)	Elected to the Board on October 30, 2012. Dr. Barrett resigned from the Board on March 22, 2013.

(2)	Resigned from the Board on April 17, 2013.

(3)	Named Chairman of the Board and Chairman of the Compensation Committee on April 17, 2013.

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(4)	Chairman of the Compensation Committee effective October 30, 2012 until his resignation from the Board and the Compensation Committee on April 17, 2013.

(5)	Retired from the Board and Compensation Committee on October 30, 2012; Chairman of the Compensation Committee until retirement.

(6)	Chairman of the Audit Committee.

(7)	Chairman of the Governance and Nominating Committee.

(8)	The Board of Directors elected to receive shares of our common stock in lieu of cash for all directors’ fees earned in 2012. Shares issued in lieu of cash for directors’ fees for 2012 were as follows: Dr. Barrett – 2,605; Mr. Chambers – 14,875; Mr. Davis – 15,375; Mr. Getlin – 14,094; Mr. Koenig – 14,052; Mr. Smith – 22,218: and Mr. Rudelius – 17,797.

(9)	The amount in the Option Awards column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock options granted as determined using the Black-Scholes pricing model. See Note 12(k) to the Consolidated Financial Statements for the year ended December 31, 2012 included in Part II, Item 8 of this Annual Report on Form 10-K for the material terms of stock option grants. The annual stock option awards for each director upon their re-election to the Board of Directors by the Company’s shareholders were for 25,000 shares with an $11,500 fair market value. In addition, Dr. Barrett received 18,750 options valued at $7,125 upon his initial appointment to the Board of Directors. As of December 31, 2012, Dr. Barrett held 18,750 stock options, Mr. Chambers and Mr. Davis each held 78,645 stock options, Mr. Getlin held 56,001 stock options, Mr. Koenig held 118,271 stock options, and Mr. Smith held 120,271 stock options, and Mr. Rudelius held 123,271 stock options.

(10)	All other compensation represents consulting fees earned by the respective directors. Of the amounts shown, Mr. Getlin received 17,950 shares of common stock and Mr. Koenig received 19,000 shares of common stock in lieu of $17,950 and $19,000 in cash, respectively.

Executive Compensation and Other Information

Current Executive Officers:

Stanton D. Myrum, Interim Chief Executive Officer. See “Election of Directors (Proposal One)” above.

Alan G. Shuler, Interim Chief Financial Officer and Secretary

Alan Shuler was appointed as Interim Chief Financial Officer and Secretary on May 17, 2013. Mr. Shuler has over 30 years of Senior Financial Executive experience including 3 years as Senior VP and CFO of FSI International, 12 years as VP and CFO of Datakey, Inc. and 6 years as CEO of the financial services unit of Carlson Companies, Inc. For the past 9 years Mr. Shuler has been Principal of Shuler & Associates, a consulting firm specializing in Interim CFO assignments and a variety of SEC reporting projects.

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Summary Compensation Table

The following table sets forth the compensation earned for services rendered in all capacities by our Chief Executive Officer and Chief Financial Officer during 2012. Mr. Carlson and Mr. Thon resigned as Executive Officers and employees on April 17, 2013. There were no other executive officers or other individuals who earned more than $100,000 during 2012. The individuals named in the table will be hereinafter referred to as the “Named Executive Officers.”

Summary Compensation Table

Name and Position	Year	Salary	Bonus	Option Awards (3)	All Other Compens-ation (4)	Total
Richard Carlson (1) Former Chief Executive Officer	2012 2011	$201,189 $199,200	$0 $0	$0 $117,000	$819 $2,808	$202,008 $319,008
Richard Thon (2) Former Chief Financial Officer	2012 2011	$133,865 $133,015	$1,450 $0	$0 $70,200	$7,335 $8,185	$142,650 $211,400

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(1)	All compensation Mr. Carlson earned is related to his duties as an officer. Due to funding limitations, $68,473 of Mr. Carlson’s salary earned in 2011 and 2012 was unpaid as of December 31, 2012.

(2)	Due to funding limitations, $45,813 of Mr. Thon’s salary earned in 2011 and 2012 was unpaid as of December 31, 2012.

(3)	The amount in the Option Awards column represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for stock options granted during the years ended December 31, 2012 and 2011, as determined using the Black-Scholes pricing model. See Notes 1(i) and 12(j) to the Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2011 and Note 12(k) to the Consolidated Financial Statements included in Part II, Item 8 of this Annual Report on Form 10-K for the year ended December 31, 2012 for the material terms of stock option grants. The options granted in 2011 were performance-based options that were to vest upon the Company’s achievement of certain performance conditions. The grant date fair values of options subject to performance conditions were determined assuming the highest achievement of the performance conditions. The performance conditions were not achieved, and the options were forfeited during the year ended December 31, 2012.

(4)	Other compensation represents insurance premiums paid by the Company with respect to term life insurance and long-term care polices for the benefit of the executive. There is no cash surrender value associated with the policies.

Employment Agreements and Other Executive Compensation Matters

The 2012 annual salary rates for Mr. Carlson and Mr. Thon were $202,008 and $134,215, respectively. No change to this rate of compensation was made by the Company’s Compensation Committee for 2013. In addition, the Company paid $6,985 of annual premiums on an employer sponsored long-term care insurance plan for Mr. Thon. On May 5, 2011, the Company entered into change of control agreements with Mr. Carlson and Mr. Thon. Under the terms of the change of control agreements, within a one-year period following a “change in control” of the Company, upon termination without cause, a material reduction in salary, unacceptable demotion or reduction in responsibilities or a relocation of more than 100 miles, each executive will receive as severance, six months of base salary plus one month of base salary for each year of service (up to a maximum of 12 months of base salary), and immediate vesting of all unvested stock options.

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On May 3, 2011, the Company established a bonus plan for its officers. Under that plan, Mr. Carlson did not earn a bonus in 2012, and Mr. Thon earned a bonus of $1,450. A bonus plan for 2013 has not been established.

As of April 15, 2013, we have recorded accrued and unpaid salaries of $118,975 and $80,816 for Mr. Carlson and Mr. Thon, respectively, and unpaid employment benefits of $5,492. Certain provisions of previous employment agreements with our officers concerning termination of employment by the employee for good reason, including material payment obligations, may continue to be enforceable. Under those provisions Mr. Carlson and Mr. Thon might be entitled to 12 months and 9 months of severance pay, respectively.

Outstanding Equity Awards at December 31, 2012

No stock options or stock-appreciation rights were exercised by our Named Executive Officers during 2012, and no stock appreciation rights were outstanding at the end of 2012. The table below sets forth outstanding but unexercised options of our Named Executive Officers as of December 31, 2012.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
Richard Carlson	10,000	—	—	$5.00	February 1, 2017
	70,000	—	—	$1.00	July 11, 2015
	100,000	—	—	$0.85	March 3, 2016
	150,000	—	—	$1.50	September 29, 2016

Richard Thon	3,000	—	—	$11.33	April 18, 2012
	35,000	—	—	$1.00	July 11, 2015
	45,000	—	—	$0.85	March 3, 2016
	60,000	—	—	$1.50	September 29, 2016

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See Note  12(k) to the Consolidated Financial Statements for the year ended December 31, 2012 included in Part II, Item 8 in this Annual Report on Form 10-K for the material terms of stock option grants.

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Ratification of the Appointment of
Independent Registered Public Accounting Firm

(Proposal TWO)

Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Baker Tilly as our independent registered public accounting firm for the 2012 fiscal year. Although not legally required to do so, the Audit Committee and the full Board of Directors wishes to submit the appointment of Baker Tilly for stockholder ratification at the Annual Meeting. Representatives of Baker Tilly are expected to be present at the Annual Meeting to answer your questions and to make a statement if they desire to do so.

If the stockholders fail to ratify the appointment of Baker Tilly, the Audit Committee shall meet and may reconsider its selection, but it is not legally required to do so. Notwithstanding the proposed ratification of the appointment of Baker Tilly by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

The Board of Directors recommends that you vote FOR ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Proxies will be voted FOR ratifying this appointment unless a contrary choice is specified.

Relationship with Independent Registered Public Accounting Firm

Baker Tilly has acted as the Company’s independent registered public accounting firm since 2004 and has been selected by the Audit Committee to serve in the same capacity for fiscal 2013.

Fees of Independent Public Accountants

The following is an explanation of the fees billed to the Company by Baker Tilly for professional services rendered for the fiscal years ended December 31, 2012 and 2011, which totaled $51,600 and $76,895, respectively.

Audit Fees. These consist of fees billed by our auditors for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports. Audit fees were $ 51,600 and $71,075 for the years ended December 31, 2012 and 2011, respectively.

Tax Fees. These consist of fees billed by our auditors for professional services for tax compliance, tax advice and tax planning. Tax fees were $0 and $5,910for the years ended December 31, 2012 and 2011, respectively.

Preapproval Policies

The policy of our Audit Committee is to review and pre-approve both audit and non-audit services to be provided by the independent auditors (other than with de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such approval reported to the committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act. 100% of the fees paid to Baker Tilly were pre-approved.

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No services in connection with appraisal or valuation services, fairness opinions or contribution-in-kind reports were rendered by Baker Tilly Virchow Krause. Furthermore, no work of Baker Tilly with respect to its services rendered to the Company was performed by anyone other than Baker Tilly.

Stockholder PROPOSALS FOR THE 2014 ANNUAL MEETING

Any stockholder who desires to submit a proposal for action by the stockholders at our 2014 Annual Meeting must submit such proposal in writing to our Secretary by March 28, 2014 to have the proposal included in our proxy statement for the meeting. Due to the complexity of the respective rights of the stockholders and us in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted by certified mail return receipt requested.

Rule 14a-4 promulgated under the Exchange Act governs our use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in our proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify the company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter. With respect to our 2014 Annual Meeting of Stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by June 11, 2014, the management proxies will be allowed to use their discretionary authority as outlined above.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. Currently, only brokers household our proxy statements and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of these documents and wish to receive only one, please contact us in writing at ProUroCare Medical Inc., Attention: Chief Financial Officer, 6440 Flying Cloud Dr., Suite 101, Eden Prairie, MN 55344, or by telephone at (952) 698-1161. We will deliver promptly upon written or oral request a separate copy of our proxy statement and annual report to a stockholder at a shared address to which a single copy of such documents was delivered.

Other Matters

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

July 25, 2013

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